Exhibit 10.3

AMENDMENT NO. 1 TO
ADMINISTRATION AGREEMENT

This AMENDMENT NO. 1 (this “Amendment”), dated as of June 12, 2020, is made with respect to the Administration Agreement, dated as of January 19, 2011 (the “Agreement”), by and between Medley Capital Corporation, a Delaware corporation, and MCC Advisors LLC, a Delaware limited liability company. Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Agreement.
In consideration of the promises and the mutual agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:
The last sentence of Section 7 of the Agreement is hereby amended and restated as follows: “This Agreement may be terminated at any time, without the payment of any penalty, by vote of the Corporation’s Board of Directors, or by the Administrator, upon 30 days’ written notice to the other party (which notice may be waived by such other party).”
[Signature pages follow]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 1 to be duly executed and delivered as of the day and year first above written.

MEDLEY CAPITAL CORPORATION

By: /s/ Arthur Ainsberg
Name: Arthur Ainsberg
Title:    Director

MCC ADVISORS LLC

By:
Name: Brook Taube
Title:    Manager